KeyCorp Morgan Stanley US Financials, Payments & CRE Conference June 13, 2022 Don Kimble Vice Chairman and Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer Exhibit 99.1

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. 2 Forward-looking Statements and Additional Information

KEY: Driving Sustainable Growth and Returns

Clear opportunities to execute on our targeted scale strategy and deliver sound, profitable growth

Driving Positive Operating Leverage

Benefiting from strong loan growth and higher rates – now and in the future
- ✓ Strong loan growth driven by commercial and consumer

Providing clients a full range of capabilities – both on and off-balance sheet
- ✓ Challenging environment for capital markets – positive long-term outlook
- ✓ Investment banking fees in 2Q22 expected to be slightly below 1Q22 levels

Remaining at the forefront of delivering client-centric, digital first solutions
- ✓ Laurel Road growth accelerated by acquisition of GradFin and new offering for nurses

Maintaining strong expense discipline, while continuing to invest
- ✓ Continuing to invest in teammates, digital and niche businesses
- ✓ Expenses in 2Q22 expected to be relatively stable with 1Q22 levels

Retaining strong risk culture and portfolio discipline
- ✓ Maintaining strong credit and disciplined underwriting

Metrics that Matter

Specific, measurable growth targets:

Consumer

+20%
Growth in relationship households by 2025

Commercial

+25%
Increase in senior bankers by 2025

Laurel Road

250K
Total member households by 2025

3

KeyCorp Morgan Stanley US Financials, Payments & CRE Conference Fireside Chat Don Kimble Vice Chairman and Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer